UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022 (April 14, 2022)

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street New York, NY 10022
(Address of Principal Executive Offices)
(212) 810-5800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BKCC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Departure of Abby Miller
On April 14, 2022, pursuant to the Amended and Restated Bylaws of BlackRock Capital Investment Corporation (the “Company”), Abby Miller informed the Company of her intention to step down as Chief Financial Officer and Treasurer of the Company, effective May 6, 2022. Ms. Miller will remain an employee of BlackRock, Inc. (together with certain of its affiliates, collectively “BlackRock”) and a Director at BlackRock until her departure on May 11, 2022 and has agreed to provide transition assistance with respect to the Company.

Appointment of Chip Holladay as Interim Chief Financial Officer and Treasurer
On April 19, 2022, the Board of Directors (the “Board”) of the Company appointed Chip Holladay as Interim Chief Financial Officer (“CFO”) and Treasurer of the Company, effective May 6, 2022. Mr. Holladay will serve as Interim CFO and Treasurer at the pleasure of the Board or until he resigns or his successor has been duly elected and qualified.

Mr. Holladay is a Managing Director and a senior member of the Alternatives Operations group within BlackRock's Global Accounting and Product Services team.  He is currently the head of the Product Oversight group within Alternative Operations, which assists the business with product development and ongoing operational support across BlackRock’s $235 billion alternatives platform.   He is also responsible for oversight of the Finance and Accounting team which manages the accounting and regulatory reporting processes for BlackRock’s business development companies.

Previously, Mr. Holladay led the Accounting Oversight function within Alternative Operations, which oversees accounting and administration for BlackRock's global alternative products.

Mr. Holladay joined BlackRock in 2005 and spent his first two years with the firm helping to support accounting and regulatory reporting  for the Company (formerly known as BlackRock Kelso Capital Corp).

Mr. Holladay began his career as a certified public accountant working in the business assurance practice of PricewaterhouseCooper LLP and was responsible for managing and overseeing audits of registered and non-registered investment companies.

Mr. Holladay has over 20 years’ experience in accounting and operations including expertise in product development, investment and fund accounting, service provider management, financial reporting and audits, valuation oversight, SEC and regulatory filings, client reporting and board reporting.

Mr. Holladay also serves on the investment committee for the endowments of Salesianum School, a Roman Catholic independent school for boys located in Wilmington, Delaware.

Mr. Holladay earned a BS degree in Accounting from the University of Richmond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Capital Investment Corporation

Date: April 20, 2022	By:	/s/ Nik Singhal
	Name:	Nik Singhal
	Title:	President